EXHIBIT 99.1



News Release


            CHIEF FINANCIAL OFFICER ROBERT RINGSTAD TO JOIN IMAGINET
                                 COMMUNICATIONS

     MINNEAPOLIS (December 4, 2002) - APA Optics (Nasdaq/NM.APAT) today announced that chief financial officer Robert Ringstad has resigned to accept the chief financial officer position with ImagiNet Communications of Denver, CO.

     APA Optics, Inc. manufactures and markets advanced products for the fiber optic communications, optoelectronics and laser industries, including Dense Wavelength Division Multiplexer (DWDM), ultraviolet (UV) detectors, Nitride epitaxial layers and custom optics. APA's Internet address is http://www.apaoptics.com.
     ------------------------


     APA Optics, Inc. Contact Information:
     -------------------------------------
     ANIL JAIN
     CHIEF EXECUTIVE OFFICER
     INFO@APAOPTICS.COM
     ------------------


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